Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com


                                                               [COMPANY'S LOGO]



11:00 am GMT - 06:00 am EDT
Under Embargo until 6th November 2002



              Third quarter 2002 results in line with expectations
                          Revenues up 18% and EPS up 8%


Basingstoke, UK - 6 November 2002 - Shire Pharmaceuticals Group plc (LSE: SHP,
NASDAQ: SHPGY, TSX: SHQ) announces results for the third quarter ended 30 September 2002.

Results Highlights

--------------------------------------------------------------------------------
US GAAP / US $m                         Q3-02                Q3-01
                                         ($m)                 ($m)            %

Revenues                                256.3                216.8          +18
Operating income                         83.8                 74.5          +12
Income before tax                        87.6                 77.9          +12
Diluted EPS:
- per ordinary share                    12.4c                11.4c           +8
- per ADS                               37.2c                34.4c           +8

--------------------------------------------------------------------------------

USD:GBP average exchange rate                 Q3 2002           1.56
                                              Q3 2001           1.45

There is no material impact from stock option compensation or one time charges in either period. See supplemental information on page 12 for further details.

Product Highlights

     ADDERALL XR(TM) sales were $78.0 million in Q3 2002. ADDERALL XR achieved a 29.1% share of US Attention Deficit Hyperactivity Disorder (ADHD) dollar sales1 in September 2002 and a 21% share of US share prescriptions1 in September 2002, representing the latest monthly figures available from IMS

     ADDERALL XR and ADDERALL(R) combined sales of $96.1 million, up 11% on Q3 2001, together achieved 27% market share of the ADHD prescription market1 in September 2002. Q3 2002 prescription volume in the ADHD market was up 17% on Q3 2001


     AGRYLIN(R) sales of $28.7 million, up 45% on Q3 2001, with 27% share1 of the combined US AGRYLIN, Hydrea and generic hydroxyurea prescription market in September 2002

     PENTASA(R) sales of $21.6 million, up 8% compared with Q3 2001, with 18% share1 of the US oral mesalamine/olsalazine market in September 2002

     CARBATROL(R) sales of $10.9 million, up 38% on Q3 2001, with a 36% share1 of the US extended release carbamazepine market in September 2002

     REMINYL* marketed in the US by Johnson and Johnson; achieved 15.7% share of the US Alzheimer's new prescription market, week ending 27 September 2002

     ZEFFIX** Q3 2002 royalties of $5.5 million with 19% underlying sales growth2


     3TC** (Epivir**, Combivir**, and Trizivir**) Q3 2002 royalties of $32.5 million with 6% underlying sales growth2




Overview of Recent Business Activities

     Shire announced, at the Company's R&D day, plans to progress five projects to Phase III development in 2003

     Shire and partner Janssen presented a favourable one year head to head study of REMINYL versus donepezil at the 6th Congress of the European Federation of Neurological Sciences (EFNS) in Vienna Austria

     As previously announced by Shire, it is increasingly likely that first approval will not now be granted for FOSRENOL(R) during 2002. Strong Phase III data on FOSRENOL was presented at the 35th ASN Annual Meeting and Scientific Exposition in Philadelphia, Pennsylvania, USA

     Shire presented strong additional analysis of its LADD.CAT study for ADDERALL XR at the 14th CHADD International Conference in Miami, Florida, USA

     Shire signed an alliance with Swiss-based Berna Biotech to commercialise influenza and hepatitis B vaccines in key marketing territories outside the US

     Shire acquired US manufacturer Atlantic Pharmaceutical Services Inc (APS) to support future and current franchises, including ADDERALL XR, CARBATROL and PENTASA

     Shire in-licensed a 5-ASA foam project for the treatment of Ulcerative Colitis from Giuliani, strengthening its GastroIntestinal (GI) franchise

     Shire's sales and marketing subsidiary, CADx (diagnositics), merged with long time technology partner Qualia Computing Inc. and Shire retains a 50% share in the reorganised Qualia

Outlook for 2002 / 2003

In the third quarter, exciting growth in ADDERALL XR continued. The launch of ADDERALL XR represents the most successful switch to date in the history of ADHD. In addition, the overall ADHD market has continued to grow strongly.

Shire remains comfortable with its prior revenue and earnings guidance, which is repeated below:

Full year 2002: Shire is currently likely to deliver total revenue growth in the mid to high teens and mid to high single digit earnings growth compared to 2001. Operating margin is still forecast to be at the upper end of Shire's stated target range of 25-30%.

Assuming the anticipated continued success of ADDERALL XR and the potential launch and roll out of FOSRENOL in European and US markets, subject to regulatory approvals, as well as growth from other significant sources of revenue, Shire continues to remain confident that it can deliver good growth in 2003.

Commenting on the results, Rolf Stahel, Chief Executive of Shire, said:

 "I am pleased with our Q3 performance which has met expectations and which gives us confidence in our full year performance and beyond to 2003. We remain on track to reach our year end revenue, earnings and operating margin targets.

"With 22 projects in development, of which five are planned to enter Phase III next year, and good progress being made with in-licensing, we are successfully building our portfolio supported by a strong balance sheet."

Management Succession

Dr James Cavanaugh, Chairman of Shire, said:

"Shire has a clear strategy to build a leading and global specialty pharmaceutical company, which is unanimously supported by the Board. The Group is well positioned to grow, reflecting the experienced management team, established marketing expertise, a sound R&D pipeline and a strong balance sheet. The Company will continue to be headquartered in the UK and intends to develop a leading position in the major pharmaceutical markets of the world.

"Rolf Stahel stepping down from the Board and the Company is not related to any specific transaction, but is part of succession planning. The timing takes account of the current strong performance of the Company following six successful mergers and acquisitions, the outstanding results from the switch of ADDERALL to ADDERALL XR, as well as the need to plan for the next five to ten years of growth. We are commencing our global search for a new Chief Executive with Rolf continuing in his role until his successor is in place, ensuring a smooth transfer of management responsibilities"

1        Monthly prescription market share (IMS) 2002
2        Underlying sales growth expressed in constant exchange rates
(TM), (R) Unless otherwise indicated, all product names set out in this document are trademarks of Shire or companies within the Shire Group, many of which are the subject of trademark registrations in certain territories.
*        Registered trademark of Johnson & Johnson
**       Registered trademark of GlaxoSmithKline


For further information please contact:

Global (outside US & Canada)
Clea Rosenfeld - Investor Relations                   +44 7768 503151
Jessica Mann - Media                                  +44 7787 127907
US & Canada
Gordon Ngan - Investor Relations                      +1 450 978 7942
Michele Roy - Media                                   +1 450 978 7938


Notes to editors
Shire Pharmaceuticals Group plc
Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), gastro intestinal (GI), oncology and anti-infectives. Shire also has two platform technologies: advanced drug delivery and biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com

THE "SAFE HARBOUR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. The statements made in this press release that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event that such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development and commercialisation, the impact of competitive products, including but not limited to the impact of same on Shire's ADHD franchise of patents, government regulation and approval, including but not limited to the expected approval date of lanthanum carbonate (FOSRENOL/FOSNOL) and other risks and uncertainties detailed from time to time in periodic reports produced by Shire, including the Annual Report filed on Form 10K by Shire with the Securities and Exchange Commission.

INTRODUCTION

Strategic direction

Shire's strategy, unanimously endorsed by the Board, is to build a leading and global specialty pharmaceutical company. The Group expects to achieve this by researching, developing and marketing products for the prevention and treatment of serious diseases, which are treated by medical specialists. Any acquisition of companies or products and R&D development will clearly match this strategy.

The Company's headquarters are, and will continue to be, in the UK and Shire intends to build leading positions in the major pharmaceutical markets of the world. This is supported by a deep and capable management team.

The Board believes that Shire has a strong independent future based on:

         Established marketing expertise
         Experienced management
         A sound balance sheet
         A strong R&D pipeline with a total of 22 projects including five projected to enter phase III trials in 2003

By the end of the current year, Shire anticipates delivering revenues of $1 billion and the Board expects the Company to develop even further in the next decade. Given this ambition and recognising Mr Stahel's age (58), the acquisitions achieved to date and the successful launch of ADDERALL XR, both Mr Stahel and the Board agreed that now was an appropriate time to embark on a global search for his successor. Mr Stahel will continue as chief executive until his replacement joins the Board and the Company, which will ensure a smooth transfer of management responsibilities.

Overview of Financial Results

Group results

Group revenues for the third quarter were $256.3 million, an 18% increase over Q3 2001 ($216.8 million). The Group recorded income before tax of $87.6 million, up 12% (Q3 2001: $77.9 million).

Net income was up 9% to $63.6 million (Q3 2001: $58.1 million). Diluted earnings per ordinary share were 12.4 cents or 37.2 cents per ADS, up 8% (Q3 2001: 11.4c cents per ordinary share or 34.4 cents per ADS).

Stock option compensation or one time charges do not impact materially the results in either period.

Sales and marketing

Third quarter product sales were $212.0 million, a 20% increase over Q3 2001. Combined sales of ADDERALL XR and ADDERALL were $96.1 million, representing an increase of 11% in ADDERALL franchise sales over the comparative period in 2001.

ADDERALL XR recorded sales of $78.0 million in Q3 2002 and had a prescription market(1) share of 21% in September 2002, up from 17% in June 2002 (ADDERALL XR was not yet launched in Q3 2001). ADDERALL XR also achieved 29% share of ADHD dollar sales(1) in September 2002. Sales for the quarter included $2 million in respect of the launch and wholesaler stocking of a new 5mg dose.

Sales of ADDERALL XR reflect both volume growth in scrip market share but also minor increases in wholesaler and retail pipeline levels to support the growing demand.

ADDERALL XR and ADDERALL had a 27% share of the growing prescription market1 for ADHD in the US in September 2002. The prescription market was 17% larger in Q3 2002 compared to the equivalent period last year.

In September 2002, ADDERALL had a market share1 of 6% (September 2001: 32%). The decrease in ADDERALL sales during the third quarter reflects our continued success in switching patients from ADDERALL to the once a day treatment (ADDERALL XR), the impact of generic competition throughout the quarter and further de-stocking of ADDERALL by wholesalers.

Sales of AGRYLIN, for the treatment of thrombocythaemia, were $28.7 million, a 45% increase on Q3 2001 sales of $19.8 million. Sales growth in markets outside the US grew from $3.9 million to $7.5 million. In the US, market sales growth of 34% exceeded the scrip growth of 23% during the quarter, due to a price increase in January 2002, and a lower Q3 2001 comparative quarter caused by some wholesaler de-stocking following an earlier price increase. Shire achieved 27% of the total US AGRYLIN, Hydrea and generic hydroxyurea prescription market1 in September 2002, compared to 24% for the month of September 2001.

Sales of PENTASA, for the treatment of ulcerative colitis, were $21.6 million, 8% higher than the comparable period last year (Q3 2001: $20.0 million). Sales growth was marginally above prescription growth due to a price increase earlier in the year. PENTASA sales represented 18% of the US oral mesalamine/olsalazine prescription market1 in September 2002, consistent with September 2001.

Sales of PROAMATINE(R), for the treatment of postural hypotension, were $14.4 million, 62% higher than Q3 2001 sales of $8.9 million. Sales growth significantly exceeded scrip growth of 16% due to price increases in January and May 2002, the launch and subsequent stocking of $1.6 million in respect of the new 10mg strength during the quarter, and a low sales base in Q3 2001, which resulted from wholesaler de-stocking. The US prescription market1 for PROAMATINE and Florinef prescriptions1 indicates that PROAMATINE had a 25% share1 for the month of September 2002 compared to 24% in September 2001.

Sales of CARBATROL, containing carbamazepine for the treatment of epilepsy, were $10.9 million, 38% higher than Q3 2001 sales of $7.9 million. Sales growth was 33% above scrip growth due to partial re-stocking of wholesaler pipelines following an easing of supply constraints which have limited the underlying scrip growth. CARBATROL held 36% of the US extended release carbamazepine prescription market1 in September 2002, compared to 35% in September 2001. With enhanced supply capability, including the recent acquisition of APS, Shire plans to re-launch CARBATROL in the US market early in 2003.

Licensing

Licensing and development fees in respect of Shire Laboratories Inc. (SLI) drug delivery contracts were $0.7 million, a small decrease over Q3 2001, which resulted from the phasing of receipts from third parties.



Royalties

Royalties increased by $5.7 million, up 15% to $43.5 million (Q3 2001:
$37.8 million).

Shire receives royalties from GlaxoSmithKline (GSK) on the worldwide sales of 3TC, for the treatment of HIV infection / AIDS, and ZEFFIX, an oral treatment for chronic hepatitis B, with the exception of Canada where a commercialisation partnership with GSK exists.

In December 2001, Shire and GSK agreed a legal settlement with Emory University relating to worldwide patent disputes. Under the terms of this settlement, Shire pays a royalty on sales of 3TC and ZEFFIX to Emory University. The 3TC and ZEFFIX royalties are negatively impacted by this in Q3 2002 but not in the comparative quarter of 2001.

3TC royalties for Q3 2002 were $32.5 million, an increase of 3% over Q3 2001. The underlying sales growth rate, expressed at constant exchange rates was 6%. The variance in royalty growth versus sales growth is due to the Emory settlement and currency movements.

ZEFFIX royalties were $5.5 million in Q3 2002, an increase of 17% over Q3 2001. The underlying sales growth rate expressed at constant exchange rates was 19%. The variance in royalty growth versus sales growth is due to the Emory settlement and currency movements.

The Company also receives royalties from J&J on sales of REMINYL for the treatment of Alzheimer's disease.

Cost of revenues

Gross margin on product sales was 84% in Q3 2002 compared to 85% in Q3 2001 due to a slight change in sales mix.

Research and development

Research and development (R&D) expenditure for the third quarter increased by 2% over the same period in 2001 to $42.0 million. R&D expenditure expressed as a percentage of total revenues was 16% in the current quarter (Q3 2001: 19%) and 18% for the nine months to September 2002.

The low relative spend in the quarter is related to the completion of certain Phase III trials, such as FOSRENOL, and the discontinuation of Dirame. Spending is anticipated to increase in Q4 2002, as Phase II trials are initiated for SPD754 (HIV).

Selling, general and administrative

Selling, general and administrative (S,G&A) expenses increased by 40% to $84.5 million (Q3 2001: $60.2 million). This increase reflects the sustained high level of promotional spend associated with the ADDERALL XR launch. As a percentage of product sales, S,G&A expenses were 40% in Q3 2002 (Q3 2001: 34%).


Depreciation and amortisation

Depreciation and amortisation increased by 7% to $12.5 million (Q3 2001:
$11.7 million).

Interest income and expense

For the three months ended 30 September 2002, the Company received interest income of $5.1 million (Q3 2001: $4.6 million). Interest expense of $2.3 million was up 130% on the comparative period last year (Q3 2001: $1.0 million) primarily because the Q3 2002 expense reflects a full quarter of interest incurred in respect of the $400 million convertible notes issued in August 2001.

Other income (net)

Other income (net) was $0.9 million compared to a $0.2 million expense in Q3 2001. The prior year quarter was impacted by a $1.8 million mark to market loss on the fully funded ex Roberts SERP fund, reflecting changes in US stock market conditions.

Taxation

The effective rate of tax on the profits for the quarter was 27% (Q3 2001: 25%). The Company has recorded net deferred tax assets of approximately $26.8 million at 30 September 2002 (30 September 2001: $23.4 million).

Cash flow

Cash, cash equivalents, marketable securities and other current asset investments at 30 September 2002 amounted to $963.3 million (30 September 2001:
$776.0 million). After deduction of borrowings, this gives a net cash position of $554.4 million (30 September 2001: $378.1 million).

During Q3 2002, the Company generated $51.0 million of cash from operating activities. A total of $67.9 million was used in investing activities with $42.9 million being placed on short-term deposit and a total of $25.0 million being used to purchase fixed assets, long-term investments and the APS manufacturing facility. Together with a small inflow from financing activities ($0.8 million) and foreign exchange movements ($3.8 million), the cash and cash equivalents balance decreased by $19.9 million during the quarter.

In Q3 2001, there was a $442.0 million increase in cash and cash equivalents. This increase was primarily due to cash provided by the issuance of the $400 million convertible notes. As in the current quarter, cash generated through operating activities was invested in short-term deposits or used to fund purchases of fixed assets.

R&D ACTIVITIES JULY 2002 TO NOVEMBER 2002

R&D reviews for investors and analysts were recently conducted in New York and in London. Near-term highlights:

     Reaffirmation that ADDERALL XR will be filed in the US for the treatment of ADHD in adults at the end of this year;

     Three projects (SPD503 for ADHD, SPD476 for ulcerative colitis, and TROXATYL(TM) for acute myelogenous leukaemia) ready to enter phase III trials during H1 2003;

     TROXATYL for pancreatic cancer to move to phase III during Q2 or Q3 2003;

     SPD421 for epilepsy targeted to enter phase III in Q4 2003;

     SPD754 for HIV infection entering phase II by the end of 2002;

     Re-prioritisation of SPD473, a mixed monoamine reuptake inhibitor, non-stimulant for ADHD with start of phase II anticipated Q1 2003;

     Two vaccine projects (SPD703 for pneumococcal infections and SPD705 for Pseudomonas aeruginosa) have entered phase I clinical trials this year;

     The option for SPD474, the potential Parkinson's Disease treatment licensed from a Japanese company, is not being exercised due to disappointing pre-clinical results.

Recent activities

Attention Deficit and Hyperactivity Disorder

Strong additional analyses of the LADD.CAT trial for ADDERALL XR were presented at the 14th CHADD International Conference in Miami, Florida, USA on 17 October 2002.

Results of this 3,000 patient clinical experience trial showed significant improvement when children with ADHD taking conventional treatment regimens, including short-acting methylphenidate, short-acting ADDERALL or Concerta*, were switched to ADDERALL XR.

ADDERALL XR, a once-daily extended-release ADHD medication, significantly improved the hallmark symptoms of ADHD and Quality-of-Life Scores, compared to their prior ADHD treatment regime. These results with ADDERALL XR were consistent, even when relative dosage was held constant. Quality-of-life assessments showed significant improvements over prior treatments in social relationships with friends and family, as well as scholastic, emotional, and physical functioning of the child.

In a highly regarded and commonly used rating scale of ADHD symptoms (Conners Global Index Scale - Parent, or CGIS-P), parents rated ADHD symptom control with ADDERALL XR as significantly better than with their prior medication.

In addition, parents and physicians were significantly more satisfied and preferred ADDERALL XR over their previous treatment regime.

Ulcerative Colitis

In October 2002, Shire in-licensed rights to a mesalamine rectal foam formulation (SPD480) for the treatment of ulcerative colitis (UC). The foam offers the potential to be a more acceptable method of rectal delivery than conventional liquid enema treatments. This project expands Shire's development efforts in the field of gastrointestinal diseases, where three other projects are currently ongoing. Development of SPD480 is currently at Phase II.

Alzheimer's Disease

On 27 October Shire and Janssen-Cilag presented a 12 month head to head, rater-blinded, randomised study of REMINYL versus donepezil at the 6th Congress of the European Federation of Neurological Sciences (EFNS) in Vienna, Austria.

Patients treated with Reminyl and donepezil performed equally well in the primary end point, Bristol Activities of Daily Living (BrADL) rating. Furthermore, Reminyl was comparable to donepezil in terms of safety and tolerability, with similar discontinuation rates during the study, and similar numbers of patients continuing on therapy after the end of the study.

The study demonstrated that over one year, REMINYL (galantamine) had a superior treatment effect on Mini Mental State Examination (MMSE) compared to donepezil when treating patients with Alzheimer's Disease (AD).

Hyperphosphataemia

On 2 November 2002, FOSRENOL was discussed at a number of poster presentations and a satellite symposium at the American Society of Nephrology's 35th Annual Meeting and Scientific Exposition in Philadelphia, USA. The data supported the growing body of existing data on FOSRENOL's efficacy and safety profile. In particular, an interim view of a two year study suggested significant reduction in both phosphate and calcium levels in the blood maintained over this period. Interim data from a 1,200 patient long-term safety3 study showed fewer serious adverse events and deaths in the FOSRENOL group compared with those receiving standard therapies. In the European study4, calcium x phosphate product, known to be associated with increased mortality and morbidity in dialysis patients, was reduced to a greater extent by FOSRENOL treatment compared with calcium treatment. Further data collection and analyses are ongoing.

3"Fosrenol, a novel non-calcium, non-aluminium phosphate binder, has a good safety and efficacy profile in the long-term treatment of hyperphosphataemia in hemodialysis patients". WF Finn & MS Joy for the Fosrenol(TM) Study Group, Department of Medicine, University of North Carolina, Chapel Hill, NC, USA. Poster presented at the annual meeting of the American Society of Nephrology, Philadelphia, USA, 1-4 November.

4"The novel, non-aluminium, non-calcium phosphate binder, lanthanum carbonate (Fosrenol(TM) ), is an effective treatment for hyperphosphataemia and has a good safety profile". AJ Hutchison, Manchester Royal Infirmary, Manchester, UK. Poster presented at the annual meeting of the American Society of Nephrology, Philadelphia,USA,1-4November2002.


Unaudited consolidated results for the quarter ended 30 September 2002

US GAAP


Unaudited consolidated balance sheets

                                                                                30 September           30 September
                                                                                        2002                   2001
                                                                                       $'000                  $'000
ASSETS                                                                        --------------         --------------
Current assets:
Cash and cash equivalents                                                            694,615                514,998
Marketable securities and other current asset investments                            268,665                260,964
Accounts receivable, net                                                             171,493                142,650
Inventories, net                                                                      61,485                 50,032
Deferred tax asset                                                                    24,116                  8,288
Prepaid expenses and other current assets                                             51,124                 24,389
                                                                              --------------         --------------
Total current assets                                                               1,271,498              1,001,321

Investments                                                                           76,639                 61,276
Property, plant and equipment, net                                                   127,639                112,577
Intangible assets, net                                                               574,197                560,010
Deferred tax asset                                                                     2,726                 15,108
Net assets transferred under contractual arrangements                                      -                  3,831
Other assets                                                                          23,530                 18,983
                                                                              --------------         --------------
Total assets                                                                       2,076,229              1,773,106
                                                                              --------------         --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current instalments of long-term debt                                                    946                  4,393
Accounts payable and accrued expenses                                                160,744                158,145
Other current liabilities                                                              9,511                 15,016
                                                                              --------------         --------------
Total current liabilities                                                            171,201                177,554

Long-term debt, excluding current instalments                                        407,922                393,491
Other long-term liabilities                                                           11,803                 11,188
                                                                              --------------         --------------
Total liabilities                                                                    590,926                582,233
                                                                              --------------         --------------
Shareholders' equity:
Common stock of 5p par value; 800,000,000 shares authorised; and
483,688,065 (2001: 477,927,959) shares issued and outstanding
respectively                                                                          39,980                 36,702
Shares to be issued                                                                  272,618                277,328
Additional paid-in capital                                                         1,025,899                993,460
Accumulated other comprehensive losses                                              (56,843)               (77,197)
Accumulated surplus/(deficit)                                                        203,649               (39,420)
                                                                              --------------         --------------
Total shareholders' equity                                                         1,485,303              1,190,873
                                                                              --------------         --------------
Total liabilities and shareholders' equity                                         2,076,229              1,773,106
                                                                              --------------         --------------



Unaudited consolidated income statements

                                                  3 months to         3 months to          9 months to         9 months to
                                                 30 September        30 September         30 September        30 September
                                                         2002                2001                 2002                2001
                                                        $'000               $'000                $'000               $'000
                                              ---------------     ---------------      ---------------     ---------------

Total revenues                                        256,257             216,812              753,588             612,998
Cost of revenues                                     (33,337)            (27,037)             (91,022)            (82,081)
                                              ---------------     ---------------      ---------------     ---------------
Gross profit                                          222,920             189,775              662,566             530,917

Operating expenses                                  (139,100)           (115,318)            (428,297)           (516,171)
                                              ---------------     ---------------      ---------------     ---------------
Operating income                                       83,820              74,457              234,269              14,746
Interest income                                         5,142               4,640               14,693              14,251
Interest expense                                      (2,280)               (989)              (6,053)             (5,671)
Other income, net                                         904               (182)                3,734               3,497
                                              ---------------     ---------------      ---------------     ---------------
Total other income, net                                 3,766               3,469               12,374              12,077
                                              ---------------     ---------------      ---------------     ---------------
Income before income taxes                             87,586              77,926              246,643              26,823
Income taxes                                         (24,001)            (19,815)             (66,949)            (51,439)
                                              ---------------     ---------------      ---------------     ---------------
Net income/(loss) (see below)                          63,585              58,111              179,694            (24,616)
                                              ---------------     ---------------      ---------------     ---------------
Net income/(loss) per share:
Basic                                                   12.7c               11.8c                35.9c              (5.0c)
Diluted                                                 12.4c               11.4c                35.1c              (5.0c)

Weighted average number of shares:
Basic                                             501,026,581         493,790,267          500,394,452         490,750,414
Diluted                                           524,130,078         503,914,740          524,058,558         490,750,414

Supplemental information

Net income/(loss) as above                             63,585              58,111               179,694            (24,616)
Stock option compensation (credit)/charge                (16)                  51                 (166)               2,403
One time charges *                                          -                   -                     -             177,015
                                              ---------------     ---------------       ---------------     ---------------
Net income before stock option
compensation and one time charges
                                                       63,569              58,162               179,528             154,802
                                              ---------------     ---------------       ---------------     ---------------
Weighted average number of shares:
Diluted                                           524,130,078         503,914,740           524,058,558         503,184,800

Net income before stock option
compensation and one time charges per
ADS **
Basic                                                   38.1c               35.3c                107.6c               94.6c
Diluted ***                                             37.2c               34.4c                105.2c               92.3c
                                              ---------------     ---------------       ---------------     ---------------

* One time charges for the 9 months to 30 September 2001 were in respect of the BioChem merger.

**   1 ADS = 3 ordinary shares.

*** The diluted earnings per share calculation requires the interest charged on convertible debt (as disclosed in note 2 to the financial statements) to be added to the numerator, as the number of shares to be issued on conversion of the debt are included in the diluted weighted average number of shares.

The above supplemental information does not form part of the US GAAP financial statements.



Unaudited consolidated statements of cash flows

                                                          3 months to        3 months to         9 months to        9 months to
                                                    30 September 2002       30 September   30 September 2002  30 September 2001
                                                                $'000               2001               $'000              $'000
                                                                                   $'000
                                                      ---------------    ---------------     ---------------    ---------------
Cash flows from operating activities:
Net income/(loss)                                              63,585             58,111             179,694           (24,616)
Adjustments to reconcile net income/(loss) to net
cash provided by operating activities:
Depreciation and amortisation                                  12,548             11,726              34,860             33,753
Stock option compensation                                        (16)                 51               (166)              2,403
Tax benefit of stock option compensation, charged
directly to equity                                                  -                  -                 687              3,307
Non cash exchange gains and losses                              1,261           (10,137)               2,935           (15,167)
Loss on sale of fixed assets                                       37                 14                 153              8,112
Loss on sale of intangible assets                                   -              2,014                   -              2,014
Other movements in long term assets                             3,000                  -               5,500             24,937
Changes in assets and liabilities:
(Increase)/decrease in accounts receivable                   (28,372)           (16,184)              25,032              1,551
Increase in inventory                                         (5,719)            (2,091)            (15,706)              (420)
Decrease/(increase) in deferred tax asset                       9,895            (3,631)               5,462             10,137
(Increase)/decrease in prepayments and other
current assets                                               (13,874)                410             (9,546)           (13,004)
Decrease/(increase) in other assets                             2,069              6,272               2,638              8,500
Increase/(decrease) in accounts payable                         9,169              9,742            (15,374)             44,699
Decrease in unearned income                                         -                  -            (17,409)                  -
Decrease in other current liabilities                         (1,507)           (10,391)            (28,116)           (17,577)
Decrease in other long term liabilities                       (1,051)            (1,251)             (1,841)            (3,008)
Write-down of intangible assets                                     -                  -                   -             20,890
Write-down of net assets of business transferred
under contractual arrangements                                      -                  -                   -             30,811
                                                      ---------------    ---------------     ---------------    ---------------
Net cash provided by operating activities                      51,025             44,655             168,803            117,322
                                                      ---------------    ---------------     ---------------    ---------------
Cash flows from investing activities:
Investment in marketable securities, net                            -           (57,204)                   -           (18,450)
(Increase)/decrease in short-term deposits                   (42,907)             29,569             455,114            127,911
Purchase of long term investments                             (3,835)            (2,109)             (6,921)           (13,216)
Purchase of subsidiary undertakings                          (17,000)                  -            (17,000)                  -
Purchase of intangible assets                                   (187)            (1,484)            (19,227)           (33,519)
Purchase of fixed assets                                      (3,965)              (261)            (11,613)            (6,305)
Purchase of other assets                                            -              (547)                   -                  -
Proceeds from sale of fixed assets                                  -              5,843                   -              7,043
Proceeds from sale of intangible assets                             -              4,556                   -              4,556
                                                      ---------------    ---------------     ---------------    ---------------
Net cash (used in)/provided by investing
activities                                                   (67,894)           (21,637)             400,353             68,020
                                                      ---------------    ---------------     ---------------    ---------------
Cash flows from financing activities:
Proceeds from issue of long-term debt, net                          -            391,000                   -            391,000
Payments on long term debt and notes                            (145)            (5,114)             (2,728)          (206,990)
Proceeds from issue of common stock, net                            -              1,543                   -              1,526
Proceeds from exercise of options                                 903             27,313               4,455             50,514
                                                      ---------------    ---------------     ---------------    ---------------
Net cash provided by/(used in) financing
activities                                                        758            414,742               1,727            236,050
                                                      ---------------    ---------------     ---------------    ---------------



                                                          3 months to        3 months to         9 months to        9 months to
                                                    30 September 2002  30 September 2001   30 September 2002  30 September 2001
                                                                $'000              $'000               $'000              $'000
                                                      ---------------    ---------------     ---------------    ---------------
Effect of foreign exchange rate changes on cash
and cash equivalents                                          (3,797)              4,250               5,692                340
                                                      ---------------    ---------------     ---------------    ---------------
Net increase/(decrease) in cash and cash
equivalents                                                  (19,908)            442,010             576,575            421,732
Cash and cash equivalents at beginning of period              714,523             72,988             118,040             93,266
                                                      ---------------    ---------------     ---------------    ---------------
Cash and cash equivalents at end of period                    694,615            514,998             694,615            514,998
                                                      ---------------    ---------------     ---------------    ---------------


Notes to the US GAAP financial statements

1. Analysis of revenue, operating income and reportable segments

The Company has disclosed segment information for the individual operating areas of the business, based on the way in which the business is managed and controlled. The Company evaluates performance based on operating income/(loss) before interest and income taxes.


Three months to 30 September 2002                                US     International              R&D             Total
                                                              $'000             $'000            $'000             $'000
                                                     --------------    --------------   --------------    --------------
Product sales                                               173,532            38,509                -           212,041
Licensing and development                                       726                 -                -               726
Royalties                                                         -            43,485                -            43,485
Other revenues                                                    -                 5                -                 5
                                                     --------------    --------------   --------------    --------------
Total revenue                                               174,258            81,999                -           256,257
                                                     --------------    --------------   --------------    --------------
Cost of revenues                                             13,103            20,234                -            33,337
Research and development                                          -                 -           42,026            42,026
Selling, general and administrative                          47,353            37,136                -            84,489
Loss on dispositions of assets                                   37                 -                -                37
                                                     --------------    --------------   --------------    --------------
Total operating expenses                                     60,493            57,370           42,026           159,889
                                                     --------------    --------------   --------------    --------------
Earnings before interest, tax, depreciation and
amortisation                                                113,765            24,629         (42,026)            96,368
Depreciation and amortisation                               (7,548)           (5,000)                -          (12,548)
                                                     --------------    --------------   --------------    --------------
Operating income/(loss)                                     106,217            19,629         (42,026)            83,820
                                                     --------------    --------------   --------------    --------------


Three months to 30 September 2001                                US     International              R&D             Total
                                                              $'000             $'000            $'000             $'000
                                                     --------------    --------------   --------------    --------------
Product sales                                               149,853            27,422                -           177,275
Licensing and development                                       943                 -                -               943
Royalties                                                        44            37,766                -            37,810
Other revenues                                                    -               784                -               784
                                                     --------------    --------------   --------------    --------------
Total revenue                                               150,840            65,972                -           216,812
                                                     --------------    --------------   --------------    --------------
Cost of revenues                                             13,264            13,773                -            27,037
Research and development                                          -                 -           41,327            41,327
Selling, general and administrative                          34,968            25,269                -            60,237
Loss on dispositions of assets                                2,014                14                -             2,028
                                                     --------------    --------------   --------------    --------------
Total operating expenses                                     50,246            39,056           41,327           130,629
                                                     --------------    --------------   --------------    --------------
Earnings before interest, tax, depreciation and
amortisation                                                100,594            26,916         (41,327)            86,183
Depreciation and amortisation                               (3,000)           (8,726)                -          (11,726)
                                                     --------------    --------------   --------------    --------------
Operating income/(loss)                                      97,594            18,190         (41,327)            74,457
                                                     --------------    --------------   --------------    --------------


Nine months to 30 September 2002                             US     International              R&D           Total
                                                          $'000             $'000            $'000           $'000
                                                  --------------   --------------   --------------  --------------
Product sales                                           527,005           100,669                -         627,674
Licensing and development                                 1,929               402                -           2,331
Royalties                                                   221           123,352                -         123,573
Other revenues                                                -                10                -              10
                                                  --------------   --------------   --------------  --------------
Total revenue                                           529,155           224,433                -         753,588
                                                  --------------   --------------   --------------  --------------
Cost of revenues                                         46,044            44,978                -          91,022
Research and development                                      -                 -          138,557         138,557
Selling, general and administrative                     161,096            93,631                -         254,727
Loss on dispositions of assets                              153                 -                -             153
                                                  --------------   --------------   --------------  --------------
Total operating expenses                                207,293           138,609          138,557         484,459
                                                  --------------   --------------   --------------  --------------
Earnings before interest, tax, depreciation and
amortisation                                            321,862            85,824        (138,557)         269,129
Depreciation and amortisation                          (21,027)          (13,833)                -        (34,860)
                                                  --------------   --------------   --------------  --------------
Operating income/(loss)                                 300,835            71,991        (138,557)         234,269
                                                  --------------   --------------   --------------  --------------

Nine months to 30 September 2001                             US     International             R&D            Total
                                                          $'000             $'000           $'000            $'000
                                                 --------------    --------------  --------------   --------------
Product sales                                           418,305            79,061               -          497,366
Licensing and development                                 3,272               957               -            4,229
Royalties                                                   224           109,649               -          109,873
Other revenues                                                -             1,530               -            1,530
                                                 --------------    --------------  --------------   --------------
Total revenue                                           421,801           191,197               -          612,998
                                                 --------------    --------------  --------------   --------------
Cost of revenues                                         48,756            33,325               -           82,081
Research and development                                      -                 -         120,838          120,838
Selling, general and administrative                     116,951            65,586               -          182,537
Asset impairments and restructuring charges                   -            85,447               -           85,447
Merger transaction expenses                                   -            83,470               -           83,470
Loss on dispositions of assets                            2,014             8,112               -           10,126
                                                 --------------    --------------  --------------   --------------
Total operating expenses                                167,721           275,940         120,838          564,499
                                                 --------------    --------------  --------------   --------------
Earnings before interest, tax, depreciation
and amortisation                                        254,080          (84,743)       (120,838)           48,499
Depreciation and amortisation                          (12,870)          (20,883)               -         (33,753)
                                                 --------------    --------------  --------------   --------------
Operating income/(loss)                                 241,210         (105,626)       (120,838)           14,746
                                                 --------------    --------------  --------------   --------------


2. Net income/(loss) per share

Basic net income/(loss) per share is based upon the net income/(loss) available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted net income/(loss) per share is based upon the net income/(loss) available to common stockholders divided by the weighted-average number of common shares outstanding during the period and adjusted for the effect of all dilutive potential common shares that were outstanding during the period.

The following table sets forth the computation for basic and diluted net income/(loss) per share:


                                            3 months to           3 months to         9 months to           9 months to
                                           30 September          30 September        30 September          30 September
                                                   2002                  2001                2002                  2001
                                                  $'000                 $'000               $'000                 $'000
                                       ----------------      ----------------    ----------------      ----------------
Numerator for basic net
income/(loss) per share                          63,585                58,111             179,694              (24,616)
Interest charged on convertible
debt, net of tax                                  1,380                    22               4,188                     -
                                       ----------------      ----------------    ----------------      ----------------
Numerator for diluted net
income/(loss) per share                          64,965                58,133             183,882              (24,616)
                                       ----------------      ----------------    ----------------      ----------------


                                          No. of shares         No. of shares       No. of shares         No. of shares
                                     ------------------    ------------------  ------------------    ------------------
Weighted average no. of shares:
Basic                                       501,026,581           493,790,267         500,394,452           490,750,414
Effect of dilutive shares:
- share options                               1,993,136             9,543,434           2,553,745                     -
- warrants                                    1,263,184               298,595           1,263,184                     -
- convertible debt                           19,847,177               282,444          19,847,177                     -
                                     ------------------    ------------------  ------------------    ------------------
Diluted                                     524,130,078           503,914,740         524,058,558           490,750,414
                                     ------------------    ------------------  ------------------    ------------------
Basic net income/(loss) per share                 12.7c                 11.8c               35.9c                (5.0c)
                                     ------------------    ------------------  ------------------    ------------------
Diluted net income/(loss) per
share                                             12.4c                 11.4c               35.1c                (5.0c)
                                     ------------------    ------------------  ------------------    ------------------


The weighted average number of shares for the diluted net loss per share calculation for the nine months ended September 30, 2001 does not include share options, warrants or convertible debt because their inclusion would be anti-dilutive in a loss making period.

3. Analysis of revenues

                                                   3 months to        3 months to         3 months to        3 months to
                                                  30 September       30 September        30 September       30 September
                                                          2002               2001                2002               2002
                                                         $'000              $'000            % change         % of total
                                               ---------------    ---------------     ---------------    ---------------
Net product sales:
ADDERALL XR                                             78,000                  -                 N/a                30%
ADDERALL                                                18,128             86,661                -79%                 7%
AGRYLIN                                                 28,725             19,782                +45%                11%
PENTASA                                                 21,619             19,992                 +8%                 8%
CARBATROL                                               10,944              7,909                +38%                 4%
Calciums                                                 6,126              5,494                +12%                 2%
PROAMATINE                                              14,398              8,901                +62%                 6%
DEXTROSTAT                                               1,027              2,258                -55%                 1%
OTC                                                      6,537              7,060                 -7%                 3%
Others                                                  26,537             19,218                +38%                11%
                                               ---------------    ---------------     ---------------    ---------------
                                                       212,041            177,275                +20%                83%
                                               ---------------    ---------------     ---------------    ---------------
Royalty income:
3TC                                                     32,501             31,643                 +3%                13%
ZEFFIX                                                   5,547              4,759                +17%                 2%
Others                                                   5,437              1,408               +286%                 2%
                                               ---------------    ---------------     ---------------    ---------------
                                                        43,485             37,810                +15%                17%
                                               ---------------    ---------------     ---------------    ---------------
Licensing                                                  726                943                -23%                  -
Other                                                        5                784                -99%                  -
                                               ---------------    ---------------     ---------------    ---------------
Total revenues                                         256,257            216,812                +18%               100%
                                               ---------------    ---------------     ---------------    ---------------

                                                   9 months to        9 months to         9 months to        9 months to
                                                  30 September       30 September        30 September       30 September
                                                          2002               2001                2002               2002
                                                         $'000              $'000            % change         % of total
                                               ---------------    ---------------     ---------------    ---------------
Net product sales:
ADDERALL XR                                            215,696                  -                 N/a                29%
ADDERALL                                                92,619            226,237                -59%                12%
AGRYLIN                                                 81,596             62,715                +30%                11%
PENTASA                                                 60,645             53,475                +13%                 8%
CARBATROL                                               35,090             27,430                +28%                 5%
Calciums                                                16,528             15,268                 +8%                 2%
PROAMATINE                                              34,839             26,989                +29%                 5%
DEXTROSTAT                                               3,974              6,824                -42%                 1%
OTC                                                     18,802             20,363                 -8%                 3%
Others                                                  67,885             58,065                +17%                 9%
                                               ---------------    ---------------     ---------------    ---------------
                                                       627,674            497,366                +26%                83%
                                               ---------------    ---------------     ---------------    ---------------
Royalty income:
3TC                                                     93,857             91,561                 +3%                12%
ZEFFIX                                                  15,350             12,983                +18%                 2%
Others                                                  14,366              5,329               +170%                 2%
                                               ---------------    ---------------     ---------------    ---------------
                                                       123,573            109,873                +12%                16%
                                               ---------------    ---------------     ---------------    ---------------
Licensing                                                2,331              4,229                -45%                 1%
Other                                                       10              1,530                -99%                  -
                                               ---------------    ---------------     ---------------    ---------------
Total revenues                                         753,588            612,998                +23%               100%
                                               ---------------    ---------------     ---------------    ---------------

Unaudited consolidated results for the quarter ended September 30, 2002
UK GAAP


Unaudited consolidated profit and loss accounts


                                                              Restated                                Restated
                                       3 months to         3 months to         9 months to         9 months to         Year to
                                      30 September        30 September        30 September        30 September          31 Dec
                                              2002                2001                2002                2001            2001
                                       (pound)'000         (pound)'000         (pound)'000         (pound)'000     (pound)'000
                                   ---------------     ---------------     ---------------     ---------------  ---------------
Turnover                                   166,033             151,639             515,623             395,382         580,369
Cost of sales                             (22,087)            (19,423)            (63,502)            (57,348)        (83,149)
                                   ---------------     ---------------     ---------------     ---------------  ---------------
Gross profit                               143,946             132,216             452,121             338,034         497,220

Other operating expenses                 (124,524)           (109,508)           (395,608)           (283,692)       (420,798)
                                   ---------------     ---------------     ---------------     ---------------  ---------------
Operating profit                            19,422              22,708              56,513              54,342          76,422

Finance charges, net                          (75)                 738                 720               1,566           4,955
                                   ---------------     ---------------     ---------------     ---------------  ---------------
Profit on ordinary activities
before taxation                             19,347              23,446              57,233              55,908          81,377

Tax on profit on ordinary
activities                                (15,412)            (13,711)            (44,784)            (31,463)        (45,668)
                                   ---------------     ---------------     ---------------     ---------------  ---------------
Profit on ordinary activities
after taxation                               3,935               9,735              12,449              24,445          35,709
                                   ---------------     ---------------     ---------------     ---------------  ---------------

Earnings per share
- basic                                       0.8p                2.0p                2.5p                6.4p            8.7p
- diluted                                     0.8p                1.9p                2.5p                6.3p            8.5p


All results included above relate to the continuing operations of the Group.


Unaudited consolidated statement of total recognised gains and losses


                                                              Restated                                 Restated
                                       3 months to         3 months to         9 months to          9 months to         Year to
                                      30 September        30 September        30 September         30 September          31 Dec
                                              2002                2001                2002                 2001            2001
                                       (pound)'000         (pound)'000         (pound)'000          (pound)'000     (pound)'000
                                   ---------------     ---------------     ---------------      ---------------  ---------------
Profit for the period                        3,935               9,735              12,449               24,445          35,709
Translation of overseas
subsidiaries' financial
statements                                (27,989)            (35,685)            (43,746)             (13,252)         (6,640)
                                   ---------------     ---------------     ---------------      ---------------  ---------------
Total recognised gains and
losses relating to the period             (24,054)            (25,950)            (31,297)               11,193          29,069

Prior year adjustment                            -               (815)                   -               22,798          22,272
                                   ---------------     ---------------     ---------------      ---------------  ---------------
Total gains and losses
recognised                                (24,054)            (26,765)            (31,297)               33,991          51,341
                                   ---------------     ---------------     ---------------      ---------------  ---------------

Unaudited consolidated balance sheets


                                                                                            Restated
                                                                     30 September       30 September          31 Dec
                                                                             2002               2001            2001
                                                                      (pound)'000        (pound)'000     (pound)'000
                                                                  ---------------    ---------------  ---------------
Fixed assets
Goodwill                                                                2,548,049          2,682,734       2,643,578
Other intangible assets                                                   239,169            259,567         259,850
Tangible assets                                                            81,165             75,570          77,880
Fixed asset investments                                                    45,375             41,506          45,045
                                                                  ---------------    ---------------  ---------------
                                                                        2,913,758          3,059,377       3,026,353
                                                                  ---------------    ---------------  ---------------
Current assets
Stocks                                                                     39,097             33,585          32,080
Deferred tax asset
- due within one year                                                      15,335              5,563          13,351
- due after one year                                                        1,733             10,142           8,845
Debtors
- due within one year                                                     144,261            112,130         159,586
- due after one year                                                       14,962             12,251          11,953
Investments                                                               170,841            175,179         497,397
Cash at bank and in hand                                                  442,361            345,706          81,434
                                                                  ---------------    ---------------  ---------------
                                                                          828,590            694,556         804,646
Creditors: amounts falling due within one year
Convertible debt                                                            (397)            (1,028)         (1,032)
Other creditors                                                         (108,473)          (118,251)       (158,229)
                                                                  ---------------    ---------------  ---------------
                                                                        (108,870)          (119,279)       (159,261)
                                                                  ---------------    ---------------  ---------------
Net current assets                                                        719,720            575,277         645,385
                                                                  ---------------    ---------------  ---------------
Total assets less current liabilities                                   3,633,478          3,634,654       3,671,738
Creditors: amounts falling due in more than one year
Convertible debt                                                        (255,546)          (262,415)       (268,178)
Other creditors                                                          (11,353)            (9,236)         (9,654)
                                                                  ---------------    ---------------  ---------------
                                                                        (266,899)          (271,651)       (277,832)
                                                                  ---------------    ---------------  ---------------
Net assets                                                              3,366,579          3,363,003       3,393,906
                                                                  ---------------    ---------------  ---------------
Capital and reserves
Called-up share capital                                                    24,184             23,895          24,091
Share premium                                                           3,213,500          3,188,388       3,206,280
Shares to be issued                                                       191,629            199,507         194,972
Capital reserve                                                             2,755              2,755           2,755
Other reserves                                                             24,247             24,247          24,247
Profit and loss account                                                  (89,736)           (75,789)        (58,439)
                                                                  ---------------    ---------------  ---------------
Equity shareholders' funds                                              3,366,579          3,363,003       3,393,906
                                                                  ---------------    ---------------  ---------------

Notes to the UK GAAP financial statements

1. Earnings per share

Earnings per share has been calculated by dividing the profit on ordinary activities after taxation for each period by the weighted average number of shares in issue during those periods, in accordance with FRS14.

The weighted average number of shares used in calculating fully diluted earnings per share has been adjusted for the effects of all dilutive potential ordinary shares. The zero coupon convertible loan note has no impact on the numerator for diluted earnings per share.


                                                               Restated                               Restated
                                       3 months to          3 months to        9 months to         9 months to         Year to
                                      30 September         30 September       30 September        30 September          31 Dec
                                              2002                 2001               2002                2001            2001
                                       (pound)'000          (pound)'000        (pound)'000         (pound)'000     (pound)'000
                                  ----------------     ----------------   ----------------    ----------------  ----------------
Profit for the period (for
basic and diluted EPS)                       3,935                9,735             12,449              24,445          35,709
                                  ----------------     ----------------   ----------------    ----------------  ----------------

Weighted average number of
shares in issue for basic EPS          501,026,581          493,790,267        500,394,452         379,858,618     412,183,058
Conversion of convertible debt                   -              282,444                  -             282,444         289,101
Exercise of share options                1,993,136            9,543,434          2,553,745           7,484,424       6,270,923
Exercise of warrants                     1,263,184              298,595          1,263,184             298,595         919,029
                                  ----------------     ----------------   ----------------    ----------------  ----------------
Total for fully diluted EPS            504,282,901          503,914,740        504,211,381         387,924,081     419,662,111
                                  ----------------     ----------------   ----------------    ----------------  ----------------

Basic net income per share                    0.8p                 2.0p               2.5p                6.4p            8.7p
                                  ----------------     ----------------   ----------------    ----------------  ----------------

Diluted net income per share                  0.8p                 1.9p               2.5p                6.3p            8.5p
                                  ----------------     ----------------   ----------------    ----------------  ----------------


2. Basis of preparation

The interim accounts have been prepared in accordance with the accounting policies set out in the full UK statutory accounts for the year ended 31 December 2001. The Group adopted FRS19 (Deferred tax) for the year ended 31 December 2001 and the prior period financial comparatives have been restated in accordance with this standard.

The results for the three months and nine months ended 30 September 2002 and 30 September 2001 have not been audited and do not constitute statutory accounts within the meaning of Section 240 of the Companies Act 1985.

The audited financial statements for the year ended 31 December 2001 have been delivered to the Registrar of Companies.

Summary of significant differences between US generally accepted accounting principles followed by the Group and UK generally accepted accounting principles.

The Group's consolidated financial statements have been prepared under US GAAP, which differs in certain respects from UK GAAP. The principal differences between the Group's accounting policies under US GAAP and UK GAAP are set out in the tables below:

Reconciliation of net income/(loss) from US GAAP to UK GAAP


                                                    3 months to          3 months to         3 months to          3 months to
                                                   30 September         30 September        30 September         30 September
                                                           2002                 2001                2002                 2001
                                                          $'000                $'000         (pound)'000          (pound)'000
                                                ---------------      ---------------     ---------------      ---------------
Net income as reported under US GAAP                     63,585               58,111              40,844               40,729
Adjustments to conform to UK GAAP:
Merger accounting adjustments                                 -                3,378                   -                1,941
Amortisation of capitalised goodwill                          -                2,456                   -                1,698
Amortisation under acquisition accounting              (54,254)             (49,863)            (34,828)             (34,473)
Stock option compensation costs                            (16)                   51                (10)                   23
Difference in accounting for convertible
debt                                                       (38)                 (16)                (24)                 (11)
Accrued taxes on share options                              (5)                  332                 (3)                  232
Foreign exchange on US$ denominated assets
and liabilities                                               -                    -             (2,044)                (404)
                                                ---------------      ---------------     ---------------      ---------------
Net income as reported under UK GAAP                      9,272               14,449               3,935                9,735
                                                ---------------      ---------------     ---------------      ---------------



                                                     9 months to          9 months to         9 months to          9 months to
                                                   September 30,        September 30,       September 30,        September 30,
                                                            2002                 2001                2002                 2001
                                                           $'000                $'000         (pound)'000          (pound)'000
                                                 ---------------      ---------------     ---------------      ---------------
Net income/(loss) as reported under US GAAP              179,694             (24,616)             121,576             (19,133)
Adjustments to conform to UK GAAP:
Merger accounting adjustments                                  -              138,281                   -               97,965
Amortisation of capitalised goodwill                           -                7,314                   -                5,093
Amortisation under acquisition accounting              (153,871)             (88,240)           (103,978)             (61,579)
Stock option compensation costs                            (166)                2,403               (119)                1,633
Tax benefit from exercise of non-qualified
stock options                                                687                3,307                 481                2,113
Difference in accounting for convertible
debt                                                        (86)                 (17)                (57)                 (12)
Accrued taxes on share options                                45                   47                  32                   30
Foreign exchange on US$ denominated assets
and liabilities                                                -                    -             (5,486)              (1,665)
                                                 ---------------      ---------------     ---------------      ---------------
Net income as reported under UK GAAP                      26,303               38,479              12,449               24,445
                                                 ---------------      ---------------     ---------------      ---------------
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



Reconciliation of total shareholders' equity from US GAAP to UK GAAP

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

                                              30 September 2002        30 September    30 September 2002       30 September
                                                                               2001                                    2001
                                                          $'000               $'000          (pound)'000        (pound)'000
                                                ---------------     ---------------      ---------------    ---------------
Total shareholders' equity as reported
under US GAAP                                         1,485,303           1,190,873              944,489            799,406
Adjustments to conform to UK GAAP:
Goodwill written off to reserves                      (164,622)           (200,362)            (104,682)          (134,498)
Goodwill amortisation                                   (1,249)              41,887                (794)             28,118
Net book value of goodwill on acquisition
accounting for Roberts Pharmaceutical
Corporation                                             618,257             619,666              393,143            415,967
Net book value of goodwill on acquisition
accounting for BioChem Pharma Inc                     3,356,260           3,356,865            2,134,211          2,253,382
Difference in accounting for convertible
debt                                                        335                 445                  213                299
Difference in valuation of fixed asset
investments                                                   -                 556                    -                373
Accrued taxes on share options                              (2)                (66)                  (1)               (44)
                                                ---------------     ---------------      ---------------    ---------------
Total shareholders' equity as reported
under UK GAAP                                         5,294,282           5,009,864            3,366,579          3,363,003
                                                ---------------     ---------------      ---------------    ---------------

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